As filed with the Securities and Exchange Commission on December 26, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

L-1 IDENTITY SOLUTIONS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	04-3320515
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

177 Broad Street Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

IDENTIX INCORPORATED 2002 EQUITY INCENTIVE PLAN

(Full titles of plans)

Robert V. LaPenta

Chairman of the Board, President and Chief Executive Officer

L-1 Identity Solutions, Inc.

177 Broad Street

Stamford, CT

(203) 504-1100

(Name, address, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value per share	$1,899,272	(2)	$15.10	(3)	$28,679,007	(3)	$3068.65

(1)	Pursuant to Rule 416(a), this registration statement shall also cover any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents shares of Common Stock of the Registrant issuable pursuant to awards available for grant under the Identix Incorporated 2002 Equity Incentive Plan.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price per share and proposed maximum aggregate offering price is based on the high and low prices of the Registrant’s Common Stock reported on the New York Stock Exchange on December 19, 2006.

EXPLANATORY NOTE

This Registration Statement relates to 1,899,272 shares of Common Stock, $0.001 par value per share, of L-1 Identity Solutions, Inc. f/k/a Viisage Technology, Inc. (the “Registrant”) issuable under the Identix Incorporated 2002 Equity Incentive Plan (the “2002 Plan”), which was assumed by the Registrant in connection with the merger of the Registrant and Identix Incorporated on August 29, 2006. The Registrant previously filed with the Securities and Exchange Commission, on August 30, 2006, a Registration Statement on Form S-8 (File No. 333-137004), covering an aggregate of 5,884,991 shares of the Registrant’s Common Stock, including 375,810 shares of Common Stock of the Registrant issuable pursuant to awards available for grant under the 2002 Plan. At the time of filing of the initial Registration Statement, however, there were 2,275,082 shares available for grant under the 2002 Plan. Accordingly, the Registrant hereby registers the remaining 1,899,272 shares issuable pursuant to awards available for grant under the 2002 Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 constituting the requirements of a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. Such information is not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, which have previously been filed by the Registrant with the Commission, are hereby incorporated into this Registration Statement:

•	the Registrant’s Annual Report on Form 10-K/A for the year ended December 31, 2005, as amended;

•	the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended March 31, 2006 and the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2006 and September 30, 2006;

•	the Registrant’s Current Reports on Form 8-K filed on January 13, 2006; Form 8-K filed on February 6, 2006; Form 8-K filed on February 17, 2006; Form 8-K filed on February 24, 2006; Form 8-K/A filed on February 27, 2006; Form 8-K filed on March 24, 2006; Form 8-K/A filed on April 3, 2006; Form 8-K filed on May 3, 2006; Form 8-K filed on May 16, 2006; Form 8-K filed on July 10, 2006; Form 8-K filed on July 18, 2006; Form 8-K filed on August 3, 2006; Form 8-K filed on August 7, 2006; Form 8-K filed on August 17, 2006; Form 8-K filed on August 18, 2006; Form 8-K filed on September 6, 2006; Form 8-K filed on September 14, 2006; Form 8-K filed on September 21, 2006; Form 8-K/A filed on October 2, 2006; Form 8-K filed on October 25, 2006; Form 8-K filed on November 16, 2006; Form 8-K filed on December 22, 2006; Form 8-K/A filed on December 22, 2006; and

•	the description of the Registrant’s common stock contained in the Company’s Registration Statement No. 001-33002 on Form 8-A filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 29, 2006.

All reports and other documents subsequently filed by the Registrant after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold, or which deregisters all securities remaining unsold, shall be deemed incorporated by reference into this Registration Statement and shall be a part hereof from the date of filing such reports and documents.

The Registrant is not incorporating any information furnished under Item 2.02 or 7.01 of any Current Report on Form 8-K.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them as a result of any suit (other than a suit brought by or in the right of the corporation) brought against them in their capacity as such, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 of the General Corporation Law of the State of Delaware also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) incurred by them in connection with a suit brought by or in the right of the corporation if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made, unless otherwise determined by the court, if such person was adjudged liable to the corporation.

The General Corporation Law of the State of Delaware also provides that the indemnification described above shall not be deemed exclusive of other indemnification that may be granted by a corporation pursuant to its by-laws, disinterested directors’ vote, stockholders’ vote, agreement or otherwise.

The General Corporation Law of the State of Delaware also provides corporations with the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in a similar capacity for another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her in any such capacity, or arising out of his or her status, whether or not the corporation would have the power to indemnify him or her against such liability as described above.

Article IX of the Registrant’s Certificate of Incorporation and Article 5 of the Registrant’s By-laws provide for mandatory indemnification of the Registrant’s directors and officers, and permissible indemnification of its employees and other agents, to the maximum extent permitted by the General Corporation Law of the State of Delaware. The Registrant has also entered into indemnification agreements with its directors and officers that require the Registrant, among other things, to indemnify these individuals against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.

The above discussion of the General Corporation Law of the State of Delaware and the Registrant’s Certificate of Incorporation, By-laws and indemnification agreements is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation, By-laws and indemnification agreements.

The Registrant maintains liability insurance for the benefit of its directors and officers

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8. EXHIBITS.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9. UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the city of Stamford, Connecticut, on this 26th day of December, 2006.

L-1 IDENTITY SOLUTIONS, INC.

By:	/s/ James A. DePalma
James A. DePalma Executive Vice President, Chief Financial Officer and Treasurer

Power of Attorney and Signatures

Know all by these presents, that each individual whose signature appears below constitutes and appoints James A. DePalma and Mark S. Molina his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature		Title	Date
By:	/s/ Robert V. LaPenta Robert V. LaPenta	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	December 26, 2006

By:	/s/ James A. DePalma James A. DePalma	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 26, 2006

By:	/s/ Vincent A. D’Angelo Vincent A. D’Angelo	Senior Vice President of Finance and Chief Accounting Officer (Principal Accounting Officer)	December 26, 2006

By:	/s/ Peter Nessen Peter Nessen	Director	December 26, 2006

By:	/s/ Robert Gelbard Robert Gelbard	Director	December 26, 2006

By:	/s/ Denis Berube Denis Berube	Director	December 26, 2006

By:	/s/ B.G. Beck B.G. Beck	Director	December 26, 2006

By:	/s/ James Loy James Loy	Director	December 26, 2006

By:	/s/ Louis Freeh Louis Freeh	Director	December 26, 2006

By:	/s/ George Tenet George Tenet	Director	December 26, 2006

By:	/s/ Harriet Mouchly-Weiss Harriet Mouchly-Weiss	Director	December 26, 2006

By:	/s/ Milton Cooper Milton Cooper	Director	December 26, 2006

By:	/s/ Malcolm Gudis Malcolm Gudis	Director	December 26, 2006

By:	/s/ John Lawler John Lawler	Director	December 26, 2006

By:	/s/ Boykin Rose Boykin Rose	Director	December 26, 2006

INDEX OF EXHIBITS

Exhibit	Note	Title
4.1	(a)	Restated Certificate of Incorporation of the Registrant.

4.2	(b)	Second Certificate of Amendment to Restated Certificate of Incorporation of the Registrant.

4.3	(a)	By-Laws of the Registrant.

4.4	(c)	Third Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on December 19, 2001.

4.5	(d)	Fourth Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on December 16, 2005.

4.6	(e)	Fifth Certificate of Amendment to Restated Certificate of Incorporation of the Registrant filed with the Secretary of State of Delaware on August 29, 2006.

4.7	(a)	Specimen certificates for shares of the Registrant’s Common Stock.

5.1	*	Opinion of Choate, Hall & Stewart LLP as to the legality of the shares being registered.

23.1	*	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm, with respect to Viisage Technology, Inc.

23.2	*	Consent of RINA Accountancy Corporation, Independent Registered Public Accounting Firm, with respect to Securimetrics, Inc.

23.3	*	Consent of BDO Seidman, LLP, Independent Registered Public Accounting Firm, with respect to Integrated Biometric Technology, Inc.

23.4	*	Consent of Asher & Company, Ltd., Independent Registered Public Accounting Firm, with respect to Iridian Technologies, Inc.

23.5	*	Consent of Snyder, Cohn, Collyer, Hamilton & Associates, P.C. with respect to SpecTal, LLC.

23.6	*	Consent of Choate, Hall & Stewart LLP. (included in Exhibit 5.1).

24.1	*	Power of Attorney (included on Page II-4).

99.1	(f)	Identix Incorporated 2002 Equity Incentive Plan.

Notes to Index of Exhibits

*	Filed herewith.
(a)	Filed as an exhibit to the Registrant’s Form S-1 Registration Statement (File No. 333-10649) dated November 4, 1996.
(b)	Filed as an exhibit to the Registrant’s Registration Statement on Form S-3 (File No. 333-76560) filed January 10, 2002.
(c)	Filed as an exhibit to the Registrant’s Report on Form 10-K (File No. 000-21559) for the year ended December 31, 2004.
(d)	Included as an Annex to the Registrant’s definitive proxy statement on Schedule 14A filed on December 16, 2005.
(e)	Included as an Annex to the joint proxy statement/prospectus that is part of the Registrant’s Registration Statement on Form S-4 (File No. 333-131843) filed on July 26, 2006.
(f)	Included as an exhibit to the Registrant’s Registration Statement on Form S-8 (File No. 333-137004).